SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2006

 UNITED HERITAGE CORPORATION
(Exact name of Company as specified in Charter)

Utah	0-9997	87-0372864
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

200 North Loraine, Suite 400
Midland, Texas 79701
(Address of Principal Executive Offices)

432-686-2618
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2006, UHC New Mexico Corporation, a wholly-owned subsidiary of United Heritage Corporation (referred to in this discussion as the “Subsidiary”), executed an Agreed Compliance Order (referred to in this discussion as the “Order”) with the State of New Mexico Oil Conservation Division (referred to in this discussion as the “OCD”). The Order was signed by the OCD on December 4, 2006 and received by the Subsidiary on December 11, 2006. The Order is effective as of September 1, 2006 and replaces in its entirety the order that was entered by the OCD on December 7, 2005.

The following discussion of the Order is subject to, and qualified in its entirety by, the detailed provisions of the Order which is attached to this Current Report as exhibit 10.1.

Pursuant to the Order, the Subsidiary has agreed that it will bring at least 220 wells into compliance with OCD Rule 201 by doing any one of the following:

•	restoring the wells to production or other OCD approved beneficial use;

•	plugging the wellbore; or

•	placing the well in approved temporary abandonment status.

The Order is scheduled to expire on March 15, 2007, unless extended in accordance with the terms described below.

The Subsidiary has agreed to bring at least 40 wells into compliance on or before March 15, 2007 and to file a written compliance report with the OCD’s attorney not later than March 25, 2007. Once the OCD verifies the accuracy of the report and the Subsidiary has paid any penalties that have accrued and become due under the terms of the Order (if any), then the OCD will extend the Order for a period of six months. So long as the Subsidiary continues to return wells to compliance at the rate of at least 36 wells during each six month extension period, the OCD will continue to issue amendments to the Order extending the term for additional six month periods.

If the Subsidiary fails to bring the required number of wells into compliance during any six month period, the Order will terminate unless the OCD issues a discretionary extension. In that event, the Subsidiary agrees to pay a penalty of $1,000 times the number of wells it failed to bring into compliance under the schedule during the applicable six-month period. If the Subsidiary encounters unanticipated circumstances that prevent it from complying with the terms of the Order, it may file an administrative application with the OCD requesting a waiver or reduction of the penalty.

The Subsidiary must remediate the sites of the plugged wells and request inspection of them in compliance with OCD Rule 202. If the Subsidiary fails to comply with this requirement, it will be required to pay a penalty of $1,000 for each full month that the well remains out of compliance with the remediation requirements.

If the Subsidiary complies with the terms of the Order and any extension of it, the OCD will not seek penalties against the Subsidiary, other than those applicable to the terms of the Order, as it is extended.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.1  Agreed Compliance Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2006

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson, Chief Executive Officer